EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cedar Fair, L.P. (the "Partnership") on Form 10-Q for the period ending June 29, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Partnership certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

August 11, 2003

/s/ Richard L. Kinzel
Richard L. Kinzel
Chairman, President and Chief Executive Officer

/s/ Bruce A. Jackson
Bruce A. Jackson
Corporate Vice President - Finance (Chief Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.